UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2018

YACHT FINDERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52528	76-0736467
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File No.)	Identification No.)

41 Ulua Place, Haiku, HI	96708
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(808) 573-6163

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On October 23, 2018, the Company’s board of directors appointed Robert L. B. Diener as Chief Executive Officer of the Company. Mr. Diener has served as general counsel of the Company since 2010. The following is Mr. Diener’s biography:

Robert L. B. Diener (70)

Mr. Diener has been the sole principal of the Law Offices of Robert Diener since 2000 and has served s General Counsel to the Company since 2010. Previously, Mr. Diener served as President and Chief Executive Officer of UStel, Inc. (NASDAQ) from 1996-1999 and President and Chief Executive Officer of American Health Properties, Inc. (NYSE) from 1987-1994. He also served in various executive capacities for American Medical International, Inc. (NYSE) from 1976-1987. He is a graduate of the University of Southern California (BA-1969) and University of Santa Clara School of Law (JD-Magna Cum Laude-1973). From 1969-1976, Mr. Diener served in the United States Marine Corps.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

YACHT FINDERS, INC.

DATE: October 24, 2018

By:	/s/ Thomas Colligan
Thomas Colligan
President